UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2010

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Exchange Street, Suite 618, Buffalo, NY	14210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 819-5500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On August 18, 2010, First Niagara Financial Group, Inc. (“First Niagara”), FNFG Merger Sub, Inc., a wholly owned subsidiary of First Niagara (“Merger Sub”), and NewAlliance Bancshares, Inc. (“NewAlliance”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into NewAlliance, whereupon the separate corporate existence of Merger Sub will cease and NewAlliance will survive as a subsidiary of First Niagara (the “Merger”). At a time to be determined following completion of the Merger, NewAlliance Bank, a Connecticut-chartered savings bank and a wholly owned subsidiary of NewAlliance, will merge with and into First Niagara Bank, a national bank and wholly owned subsidiary of First Niagara, with First Niagara Bank as the surviving bank.
The Merger Agreement has been unanimously approved by the board of directors of each of First Niagara and NewAlliance. Subject to the approval of NewAlliance’s common stockholders of the Merger, the approval of First Niagara’s common stockholders of a stock issuance in connection with the Merger, regulatory approvals and other customary closing conditions, the parties anticipate completing the Merger early in the second quarter of 2011.
In connection with the Merger, each NewAlliance stockholder can elect to receive, for each NewAlliance share owned by such stockholder, either 1.10 shares of First Niagara stock or $14.28 in cash, subject to adjustment, election and allocation procedures spelled out in the Merger Agreement. NewAlliance stockholders may make a mixed election of stock and cash for their shares, subject to the adjustment, election and allocation procedures. If a NewAlliance stockholder does not make a cash, stock or mixed election, such stockholder will be assigned one of the above in accordance with certain agreed procedures. NewAlliance stock options will become fully vested and will convert upon completion of the Merger into stock options to purchase First Niagara common stock, subject to adjustment pursuant to the Merger Agreement.
Under the terms of the Merger Agreement, the aggregate consideration payable to NewAlliance stockholders in the Merger as of the signing date is allocated 14% in cash and 86% in First Niagara common stock. The cash consideration pool is equal to $210,070,888 (subject to certain adjustments), and the stock consideration pool is 99,403,291 shares of First Niagara common stock (subject to certain adjustments). The type of consideration each NewAlliance stockholder elects to receive in the Merger may be adjusted, if necessary, so that total aggregate cash consideration payable to NewAlliance stockholders in the Merger shall not exceed the cash consideration pool.

The Merger Agreement contains representations, warranties, and covenants of First Niagara and NewAlliance, including, among others, a covenant that requires (i) each of First Niagara and NewAlliance to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger and (ii) NewAlliance not to engage in certain kinds of transactions during such period (without the prior written consent of First Niagara). Subject to certain terms and conditions, the board of directors of First Niagara will recommend the approval of the stock issuance in connection with the Merger by its stockholders, and will put the matter before its stockholders for their consideration. Subject to certain terms and conditions, the board of directors of NewAlliance will recommend the approval and adoption of the plan of merger contained in the Merger Agreement, and will put the matter before its stockholders for their consideration. NewAlliance has also agreed not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.
The Merger Agreement provides certain termination rights for both First Niagara and NewAlliance, and further provides that upon termination of the Merger Agreement under certain circumstances, NewAlliance will be obligated to pay First Niagara a termination fee of $60 million. First Niagara may also be obligated to pay NewAlliance a termination fee of $60 million upon termination of the Merger Agreement under certain circumstances.
As noted above, consummation of the Merger is subject to various conditions, including (i) receipt of the requisite approval of the stockholders of First Niagara and NewAlliance, (ii) receipt of regulatory approvals, (iii) the absence of any law or order prohibiting the closing, and (iv) effectiveness of the registration statement to be filed by First Niagara with respect to the stock to be issued in the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.
The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the Merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, may be subject to a contractual standard of materiality different from what a stockholder might view as material, may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts, may have been qualified by certain disclosures not reflected in the Merger Agreement that were made to the other party in connection with the negotiation of the Merger Agreement and generally were solely for the benefit of the parties to that agreement. Stockholders should read the Merger Agreement together with the other information concerning First Niagara and NewAlliance that each company publicly files in reports and statements with the Securities and Exchange Commission.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Additional Information for Stockholders
In connection with the proposed merger, First Niagara will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Proxy Statement of NewAlliance and a Proxy Statement/Prospectus of First Niagara, as well as other relevant documents concerning the proposed transaction. Stockholders are urged to read the Registration Statement and the Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about First Niagara and NewAlliance, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from First Niagara at www.fnfg.com under the tab “Investor Relations” and then under the heading “Documents” or from NewAlliance by accessing NewAlliance’s website at www.newalliancebank.com under the tab “Investors” and then under the heading “SEC Filings.”
First Niagara and NewAlliance and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NewAlliance in connection with the proposed merger. Information about the directors and executive officers of First Niagara is set forth in the proxy statement for First Niagara’s 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 19, 2010. Information about the directors and executive officers of NewAlliance is set forth in the proxy statement for NewAlliance’s 2010 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 11, 2010. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Forward-Looking Statements
Certain statements contained in this Current Report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact, changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, securities market and monetary fluctuations; political instability; acts of war or terrorism; the timely development and acceptance of new products and services and perceived overall value of these products and services by users; changes in consumer spending, borrowings and savings habits; changes in the financial performance and/or condition of our borrowers; technological changes; acquisitions and integration of acquired businesses; the ability to increase market share and control expenses; changes in the competitive environment among financial holding companies and other financial service providers; the quality and composition of our loan or investment portfolio; the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our organization, compensation and benefit plans; the costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both; and/or our success at managing the risk involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statements and Exhibits
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of August 18, 2010 between First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc., and FNFG Merger Sub, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: August 20, 2010	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of August 18, 2010 between First Niagara Financial Group, Inc., NewAlliance Bancshares, Inc., and FNFG Merger Sub, Inc.